Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 5, 2021, is made by and among Polaris Newco, LLC, a Delaware limited liability company (the “Initial Borrower”) Solera, LLC, a Delaware limited liability company (“Solera”), Omnitracs, LLC, a Delaware limited liability company (“Omnitracs”) and DealerSocket, LLC, a Delaware limited liability company (“DealerSocket”, and together with the Initial Borrower, Solera and Omnitracs, the “Borrowers”) and Goldman Sachs Lending Partners LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

WHEREAS, Polaris Parent, LLC, a Delaware limited liability company, as Holdings, the Borrowers, each lender party thereto (the “Lenders”) and the Administrative Agent have entered into a First Lien Credit Agreement dated as of June 4, 2021 (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, on the date hereof, the Borrowers have delivered to the Administrative Agent and the Lenders (i) a copy of the audited consolidated balance sheet of the combined businesses of Solera, DealerSocket and their respective Subsidiaries as of the last day of the fiscal year ended March 31, 2021, and the consolidated statements of income and cash flows of the combined businesses of Solera, DealerSocket and their respective Subsidiaries for the fiscal year then ended, and accompanying notes thereto, (ii) a copy of the audited pro forma consolidated balance sheet of Omnitracs and its Subsidiaries as of the last day of the fiscal year ended September 30, 2020, and the consolidated statements of income and cash flows of Omnitracs and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto and (iii) a copy of the unaudited consolidated balance sheet of Omnitracs and its Subsidiaries as of the last day of the six-month period ended March 31, 2021, and the consolidated statements of income and cash flows of Omnitracs and its Subsidiaries for such period;

WHEREAS, the Borrowers have notified the Administrative Agent that the reference to the audited consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day of the fiscal year ended March 31, 2021 and the consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for the fiscal year then ended in Section 5.01(a) of the Existing Credit Agreement was mistakenly included, as no such financial statements could be delivered (or were intended to be delivered) under the Existing Credit Agreement;

WHEREAS, Section 10.02(b) of the Existing Credit Agreement permits the Administrative Agent and the Borrowers to amend the Existing Credit Agreement or any other Loan Document to cure ambiguities, defects, errors, mistakes or omissions, or to effect any administrative change of a technical, administrative or immaterial nature, in each case, in any provision of the Existing Credit Agreement or any other Loan Document; and

WHEREAS, in connection with the foregoing, the Borrowers and the Administrative Agent have agreed to amend the Existing Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

SECTION 2. Amendment of the Existing Credit Agreement; Other Agreements. Effective on and as of the Amendment Effective Date and subject to satisfaction of the conditions precedent set forth in Section 4 of this Amendment, Section 5.01(a) of the Existing Credit Agreement shall be amended (the Existing Credit Agreement, as so amended, “Amended Credit Agreement”) by replacing the text “Within 150 days after the last day of each fiscal year of Holdings (or 180 days in the case of the fiscal years ending on or about March 31, 2021 and March 31, 2022)” with the text “Within 150 days after the last day of each fiscal year of Holdings, commencing with the fiscal year ending March 31, 2022 (or 180 days in the case of the fiscal year ending on or about March 31, 2022)”:

SECTION 3. Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof:

(a) this Amendment is within each Borrower’s powers and has been duly authorized by all necessary action on the part of such Borrower. This Amendment has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the execution, delivery and performance by the Borrowers of this Amendment (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (2) will not violate or require consent not obtained under the Organizational Documents of any Group Member except as would not reasonably be expected to result in a Material Adverse Effect, (3) will not violate or result in a default under any indenture or other material agreement or instrument binding upon any Group Member or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any Group Member, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, except, in each case, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect, and (4) will not violate any Requirement of Law except, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect;

(c) each of the representations and warranties made by the Borrowers set forth in Article III of the Amended Credit Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Amendment Effective Date as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date; and

(d) no Event of Default or Default has occurred and is continuing on and as of the Amendment Effective Date, or will occur after giving effect to this Amendment.

SECTION 4. Conditions to Effectiveness of Amendments. The amendments set forth in Section 2 of this Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received a signed counterpart of this Amendment from each of the Borrowers and the Administrative Agent.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “Credit and Guaranty Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except as set forth in Section 10.02 of the Amended Credit Agreement. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. Governing Law; Venue, Jury Trial, Etc.

(a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 9. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the State of New York and of the United States District Court of the Southern District of New York sitting in Borough of Manhattan in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in Section 10.09(b) of the Amended Credit Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Amendment, in the manner provided for notices (other than telecopier) in Section 10.01 of the Amended Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10. No Novation. From and after the Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents. The parties hereto expressly acknowledge that this Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or any other Loan Document or discharge or release any Lien or priority of or under any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

SECTION 11. Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.01 of the Amended Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

POLARIS NEWCO, LLC, as a Borrower

By:	/s/ Ron Rogozinski
Name: Ron Rogozinski
Title: Chief Financial Officer

SOLERA, LLC, as a Borrower

By:	/s/ Ron Rogozinski
Name: Ron Rogozinski
Title: Chief Financial Officer

OMNITRACS, LLC, as a Borrower

By:	/s/ Ron Rogozinski
Name: Ron Rogozinski
Title: Chief Financial Officer

DEALERSOCKET, LLC, as a Borrower

By:	/s/ Ron Rogozinski
Name: Ron Rogozinski
Title: Chief Financial Officer

[Signature Page to First Amendment]

Agreed to and accepted:

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:	/s/ Maria Riaz
Name:MARIA RIAZ
Title:AUTHORIZED SIGNATORY

[Signature Page to First Amendment]